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                                                                    EXHIBIT 23.1

               CONSENT OF ERNEST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2000 relating to the financial statements of ISTA Pharmaceuticals, Inc. for the year ended December 31, 1999, which appears in Post-Effective Amendment No. 2 of the Registration Statement on Form S-1 (No. 333-34120) of ISTA Pharmaceuticals, Inc., filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
San Diego, California
February 20, 2001